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                                                                     EXHIBIT 4.2


                             FIRST AMENDMENT TO THE
             ICO PETROCHEMICALS DIVISION SAVINGS AND INVESTMENT PLAN

ICO Worldwide, Inc. (the "Employer") having heretofore adopted the ICO Petrochemicals Division Savings and Investment Plan, a prototype plan document consisting of the Plan Agreement #001 and the Putnam Basic Plan Document #07 (the "Plan") effective as of April 3, 2000, pursuant to the power reserved to the Employer in Section 17.1 of the Plan, hereby amends the Plan Agreement as set forth below.

1. Subsection D. of Section 10., of the Plan Agreement is hereby amended effective January 26,2001, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "D. Employer Stock. (Skip this paragraph if you did not designate Employer Stock as an investment under the Service Agreement.)

                  (1)      Voting. Employer Stock will be voted as follows:

                           [ ]      (a)      In accordance with the Employer's
                                             instructions.

                           [X]      (b)      In accordance with the
                                             Participant's instructions.
                                             Participants are hereby appointed
                                             named fiduciaries for the purpose
                                             of the voting of Employer Stock in
                                             accordance with Plan Section 13.8.

                  (2) Tendering. Employer stock will be tendered as follows:

                           []       (a)      in accordance with the Employer's
                                             instructions.

                           [X]      (b)      In accordance with the
                                             Participant's instructions.
                                             Participants are hereby appointed
                                             named fiduciaries for the purpose
                                             of the tendering of Employer Stock
                                             in accordance with Plan Section
                                             13.8."

2. In all other respects, the Plan provisions remain in full force and effect.

IN WITNESS, WHEREOF, the Employer has caused the First Amendment to the Plan to be duly executed in its name and behalf and its corporate seal to be affixed as of the date signed below.

ATTEST:

ICO WORLDWIDE, INC.                          PUTNAM FIDUCIARY TRUST COMPANY

By: /s/ JON BIRO                             By: /s/ TINA A. CAMPBELL
    ---------------------------------            -------------------------------

Print Name: Jon Biro                         Print Name: Tina A. Campbell
            -------------------------                    -----------------------

Title: Director                              Title: SVP Compliance & Consulting
       ------------------------------               ----------------------------

Date: 2-8-01                                 Date: 3/1/01
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